Exhibit 99.b6(b)

                           AMENDED & RESTATED BY-LAWS


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                               AMENDED & RESTATED

                                     BY-LAWS

                                       OF

                       VALLEY FORGE LIFE INSURANCE COMPANY

                                 JANUARY 3, 2005

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                                     BY-LAWS

                                       OF

                       VALLEY FORGE LIFE INSURANCE COMPANY

                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

         SECTION 1.01 ANNUAL MEETINGS. The Annual Meeting of Stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held within five (5) months after the close of each fiscal year end of the Corporation. The date, time and place within or without the State of Indiana of such annual meeting shall be designated by the Board of Directors.

         SECTION 1.02 SPECIAL MEETINGS. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer to be held on such date and at such time and place within or without the State of Indiana as the Board of Directors, the Chairman of the Board or the Chief Executive Officer, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the Chairman of the Board or the Chief Executive Officer whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefore in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the Chairman of the Board or the Chief Executive Officer.

         SECTION 1.03 NOTICE OF MEETINGS. Written notice of every meeting of stockholders stating the purpose or purposes for which the meeting is called and the date and time when, and the place where, it is to be held shall be given either personally or by mail to each stockholder entitled to vote at such meeting not less than thirty (30) days before the meeting, except as otherwise provided by statue.

         If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation unless he shall have filed with the Secretary a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

         SECTION 1.04 QUORUM. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where provided otherwise by statue.


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         SECTION 1.05 ADJOURNMENTS. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or any officer entitled to preside or act as secretary of such meeting may adjourn the meeting from time to time until a quorum shall be present.

         SECTION 1.06 VOTING. Directors shall be chosen in accordance with
Section 2.04, hereof, and except as otherwise provided by statute, all other questions shall be determined by a majority of the votes cast on such question.

         SECTION 1.07 PROXIES. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by his duly authorized attorney.

         SECTION 1.08 JUDGES OF ELECTION. The Board of Directors may appoint Judges of Election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the Judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 2.01 NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors shall be not less than five (5) nor more than the maximum number fixed in the articles of incorporation and shall be established by the Board of Directors or by action of the stockholders. A majority of Directors shall be citizens of the United States of America or the Dominion of Canada and at least one (1) Director must be a resident of the State of Indiana. Directors shall be elected at the Annual Meeting of the Stockholders, except as provided in Section
2.04 of this Article, and each director shall serve until his successor is elected and qualified; or until his resignation, removal or ineligibility; provided that directors who are employees of the Corporation or of any affiliated corporation shall cease to be directors when they cease to be employees.

         SECTION 2.02 CHAIRMAN OF THE BOARD OF DIRECTORS. At the first meeting of the Board of Directors at which a quorum thereof shall be present after the election of directors at the Annual Meeting of Stockholders, a Chairman of the Board of Directors shall be elected from the members thereof by a vote of the majority of those directors present. The term of the Chairman of the Board of Directors shall be for one year except that he shall serve until his successor has been duly elected and qualified.

         The Chairman of the Board may be removed from the Chairmanship at any time, either with or without cause, by a vote of a majority of all the directors then in office. Such removal shall not affect his status as a member of the Board.


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         The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He shall make reports to the directors and stockholders and shall perform all such other duties as are incident to his office or required of him by the Board of Directors.

         SECTION 2.03 VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may, at its discretion, elect one or more Directors as Vice Chairman of the Board of Directors, by a vote of the majority of directors present at any meeting of the Board of Directors. Each Vice Chairman shall serve until his successor has been duly elected and qualified. The position of Vice Chairman of the Board of Directors shall be a position of the Board of Directors and not an officer of the Corporation, unless expressly otherwise provided by the Board of Directors. In the absence or incapacity of the Chairman of the Board, any one of the Vice Chairmen shall preside at meetings of the stockholders and of the Board of Directors and perform all such other duties as are incident to his position or required of him by the Board of Directors.

         SECTION 2.04 RESIGNATIONS: VACANCIES. Any Director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         If any vacancy shall occur among the directors by reason of death, resignation, removal, or ineligibility or as the result of an increase in the number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a vote of the directors then in office, though less than a quorum.

         SECTION 2.05 ELECTION OF DIRECTORS. In each election of directors, the candidates receiving the highest number of votes, up to the number to be elected, shall be elected as directors.

         SECTION 2.06 MEETINGS: NOTICE OF MEETINGS. A meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, at or within ninety (90) days after each annual election of directors.

         The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or any two (2) directors. Except as otherwise

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required by statute, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by electronic mail, facsimile, telegram, radio or cable, telephoned or delivered to him personally, not later than two (2) days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these By-Laws, need not state the purposes thereof.

         Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by electronic mail, facsimile, telegram, or cable.

         SECTION 2.07 ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board if one has been selected and is present, and, if not, in succession, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, or a Chairman chosen by a majority of the directors present, shall preside; and the Secretary, or in his absence, a person appointed by the Chairman, shall act as Secretary. The Board of Directors may adopt such rules and regulations for the conduct of their meetings as they may deem proper, nor inconsistent with law, or with the Articles of Incorporation or with these By-laws.

         SECTION 2.08 QUORUM. A majority of the total number of members of the Board of Directors as constituted from time to time, shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Articles of Incorporation or by these By-laws.

         SECTION 2.09 REMOVAL OF DIRECTORS. At any special meeting of the stockholders, duly called as provided in these By-laws, any director or directors including the Chairman of the Board may be removed from the Board, either with or without cause, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors. At such meeting a successor or successors may be elected in the manner provided in Section 1.06 or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.04.

         SECTION 2.10 COMPENSATION OF DIRECTORS. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time to determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board or any committee of the Board.

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         SECTION 2.11 AGE OF DIRECTORS. No person shall be eligible to hold the office of director before he shall have attained the age of twenty-one years.

                                   ARTICLE III

                                    OFFICERS

         SECTION 3.01 ELECTION. The elected officers of the Corporation shall be a Chairman of the Board, the Chief Executive Officer, a President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors at the next regular meeting after the Annual meeting of Stockholders.

         All elected officers except the Chairman of the Board shall hold office for one year and until their successors shall be elected and qualify or until their death, resignation or removal. The tenure of office by the Chairman of the Board is set forth in Article II hereof. One person may hold more than one office except that the offices of Chairman of the Board and Secretary or Chief Executive Officer or President and Secretary may not be held by the same person. A vacancy in any office may be filled for the unexpired term by the directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors called for that purpose. The Chairman of the Board and the Chief Executive Officer shall be directors, but the other officers need not be directors. The Board of Directors may from time to time appoint a President, one or more Vice Presidents, one or more of whom may be designated as Executive Vice President or Senior Vice President, who shall hold office at the pleasure of the Board of Directors, and shall perform such duties as may be designated by these By-laws, or by the Board of Directors. The Board of Directors may also appoint a Comptroller who shall hold office at the pleasure of the Board of Directors and shall perform such duties as may be designated by the Board of Directors. The Chief Executive Officer may from time to time appoint other officers who shall hold office at his pleasure and who shall perform such duties as he may designate. Whenever in these By-laws the term Secretary shall be used, it shall be deemed to apply to the elected Secretary unless the context shall clearly otherwise indicate.

         SECTION 3.02 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He shall make reports to the directors and stockholders and shall perform all such other duties as are incident to his office or required of him by the Board of Directors.

         SECTION 3.03 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the direction and supervision of the Chairman of the Board, exercise general supervision with respect to all operations of the Corporation. In the absence or incapacity of the Chairman of the Board, the Chief Executive Officer shall perform the duties of the Chairman of the Board except those duties designated under these By-Laws to be performed by the Vice Chairman of the Board of Directors.

         SECTION 3.04 PRESIDENT. The President shall, subject to the direction and supervision of the Chairman of the Board and the Chief Executive Officer, assist the

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Chairman of the Board and the Chief Executive Officer with general supervision of the operations of the Corporation and perform such other duties as may be assigned to him by the Chairman of the Board or the Chief Executive Officer. In the absence or incapacity of both the Chairman of the Board and the Chief Executive Officer, the President will discharge the duties of the Chief Executive Officer with the same force and effect as if performed by the Chief Executive Officer.

         SECTION 3.05 VICE PRESIDENTS. The Vice Presidents and each of them shall aid the Chairman of the Board, the Chief Executive Officer and the President, in their duties and advise them regarding the general interests of the Corporation, and shall perform all such other duties as are incident to the office of Vice President. In the absence or incapacity of the Chairman of the Board, the Chief Executive Officer and the President, the Board of Directors shall designate one of the Vice Presidents who shall discharge the duties of the President with the same force and effect as if performed by the President.

         SECTION 3.06 SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, directors and committees, and all other notices required by law or by these By-laws and in the case of his absence or refusal or neglect to do so any such notice may be given by any person thereunto directed by the Chairman of the Board, or by the Chief Executive Officer, or by the directors or stockholders upon whose requisition the meeting is called as provided in these By-laws. He shall record or cause to be recorded all proceedings of the meetings of the stockholders and of the directors, and the various committees. He shall have custody of the corporate seal, and shall affix the same to all instruments requiring it when authorized by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. He shall perform such other duties as may be assigned to him from time to time by the Chairman of the Board or the Chief Executive Officer.

         SECTION 3.07 TREASURER. Subject to the authority and control of the Board of Directors or of the Chairman of the Board, the Treasurer shall have supervision of the custody of the funds of the Corporation, and of all bonds, mortgages, notices, securities and other effects of the Corporation, and shall deposit the same or cause the same to be deposited to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall have charge of the books of account and the accounting records and statements of the Corporation with respect to all of its business and affairs. He shall perform such duties as may be assigned to him from time to time by the Chairman of the Board or the Chief Executive Officer.

         SECTION 3.08 REMOVAL. Any elected officer, except the Chairman of the Board, may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the directors present at such meeting or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

         SECTION 3.09 VACANCIES. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointment to such office.

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         SECTION 3.09 COMPENSATION OF OFFICERS. The compensation of all officers shall be fixed from time to time by the Board of Directors, or by any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE IV

             INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.; INSURANCE

         SECTION 4.01 INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests in Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 4.02 INDEMNIFICATION IN ACTIONS BY THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments and amounts paid in settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         SECTION 4.03 EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or

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otherwise in defense of any action, suit or proceeding referred to in Sections
4.01 and 4.02, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 4.04 AUTHORIZATION. Any indemnification under Sections 4.01 and
4.02 (unless ordered by a court or made pursuant to a determination by a court as hereinafter provided) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 4.01 and 4.02. Such determination shall be made (1) by the Board of Directors by a majority of a quorum consisting of directors who were not parties to such actions, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. In the absence of a determination that indemnification is proper as aforesaid, the director, officer or employee may apply to the court in which the action, suit or proceeding was brought, which shall determine whether the director, officer, employee or agent has met the applicable standard of conduct set forth in Sections 4.01 and 4.02. If the court shall so determine, indemnification shall be made under Section 4.01 or
4.02 as the case may be.

         SECTION 4.05 EXPENSES IN ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4.04 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

         SECTION 4.06 OTHER RIGHTS. The indemnification provided by these By-laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 4.07 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of this status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of these By-laws.

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                                    ARTICLE V

                                   COMMITTEES

         SECTION 5.01 COMMITTEES. The Board of Directors may, at any time and from time, appoint such standing committees and/or special committees, each consisting of two or more directors, to perform such duties and make such investigations and reports as the Board shall by resolution determine. Such committees shall determine their own organization an times and places of meeting, unless otherwise directed by resolution.

         In addition, the Board of Directors may appoint an executive committee with the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation including the power and authority to declare a dividend or to authorize the issuance of stock.

         SECTION 5.02 REMOVAL. Any member of any committee may be removed at any time by the Board of Directors with or without cause.

                                   ARTICLE VI

                                  CAPITAL STOCK

         SECTION 6.01 CERTIFICATES OF SHARES. The interest of each Stockholder shall be evidenced by a certificate or certificates for shares of stock of the Corporation in such form as required by law and as the Board of Directors may from time to time prescribe. The certificates of stock, certifying the number of shares owned by the Stockholder in the Corporation, shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President and the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary and sealed with the seal of the Corporation, which may be a facsimile, engraved or printed, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe; provided that, if such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk on behalf of the Corporation and registrar, the signatures of the above mentioned officers upon such certificates may be facsimiles.

         In case any officer or officers who shall have signed, or whose facsimile signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who shall have signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation before the time of such delivery.

         SECTION 6.02 TRANSFERS. Shares in the Capital Stock of the Corporation shall be transferable on the books of the Corporation, by the holder thereof in person or by duly authorized attorney, upon surrender for cancellation of the certificates therefore, with an assignment and power of transfer endorsed thereon, duly executed, with such proof or guarantee of authenticity as the Corporation or its transfer agents may in their discretion require.


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         SECTION 6.03 LOST OR DESTROYED STOCK CERTIFICATES. A duplicate certificate of stock may be issued for such as may have been lost or destroyed upon the applicant's furnishing affidavit that he is the owner of said certificates and that the same has been lost or destroyed, together with bond of indemnity, with satisfactory security of the Corporation, conditioned upon loss in consequence of issue of said duplicate certificate.

         SECTION 6.04 REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the Corporation, not inconsistent with the Laws of the State of Indiana and these By-Laws.

                                   ARTICLE VII

             EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS

         SECTION 7.01 EXECUTION OF INSTRUMENTS GENERALLY. Except as otherwise stated in these By-laws, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instance.

         SECTION 7.02 DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board shall from time to time determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

         SECTION 7.03 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

         SECTION 7.04 PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President or by any other person or persons thereunto authorized by the Board of Directors.


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                                  ARTICLE VIII

                                  RECORD DATES

         SECTION 8.01 RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be less than thirty (30) days before the date of such meeting, nor less than thirty (30) days prior to any other action, except as otherwise permitted or provided by statute. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

                                   ARTICLE IX

                                 CORPORATE SEAL

         SECTION 9.01 CORPORATE SEAL. The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Indiana and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.


                                    ARTICLE X

             STATUTORY AGENTS - POWERS OF ATTORNEY - QUALIFICATION.

         SECTION 10.01 STATUTORY AGENTS - POWER OF ATTORNEY - QUALIFICATION. The Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Secretary or an Assistant Secretary are authorized to appoint statutory agents of the Corporation, and to execute powers of attorney in evidence thereof, in a form prescribed by any state, authorizing them to accept service of process against the Corporation; to execute any and all papers and to comply with all applicable requirements of law in order to qualify the Corporation to do business in any state, territory, district, country or jurisdiction and to take any other action on behalf of the Corporation necessary or proper to be taken in compliance with law or with rules or regulations of the supervisory authorities in order to qualify the Corporation to do business.



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                                   ARTICLE XI

                                   FISCAL YEAR

         SECTION 11.01 FISCAL YEAR. The fiscal year of the Corporation shall begin on the 1st day of January of each year and terminate on the 31st of December of each year unless the Board of Directors by resolution shall designate a new fiscal year.

                                   ARTICLE XII

                                    AMENDMENT

         SECTION 12.01 ALTERATION AND REPEAL. All By-laws of the Corporation may be amended, altered or repealed and new By-laws may be made by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote, cast at any annual or special meeting, or by the affirmative vote of a majority of the directors, cast at any regular or special meeting at which a quorum is present.

         The undersigned Secretary of the Corporation hereby confirms that the foregoing By-laws were adopted by the Board of Directors as of the 25th day of August, 2004, TO WITNESS WHICH I have hereto affixed by signature.

                                          --------------------------
                                          Patricia D. Harrigan
                                          Secretary

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